POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned  constitutes and appoints Tina H. Bloom, John H. Lively, Wade R. Bridge and Frank L. Newbauer and each of them, his true and lawful attorneys-in-fact  and  agents,  with  full  power of  substitution  and resubstitution,  for him and in his name,  place and  stead,  in any and all his capacities  as a trustee of Gardner  Lewis Investment  Trust,  a  Massachusetts business trust, to sign on his or its behalf any and all Registration Statements (including  but not limited to,  Registration  Statements  on Form N-1A and Form N-14, and any  pre-effective  amendments to Registration  Statements)  under the Securities Act of 1933,  the  Investment  Company Act of 1940 and any amendments and supplements thereto and applications thereunder,  and to file the same, with all exhibits  thereto,  and other  documents in connection  therewith,  with the Securities  and  Exchange   Commission  and  any  other  applicable   regulatory authority,  granting unto said  attorneys-in-fact  and agents, and each of them, full  power  and  authority  to do and  perform  each and  every  act and  thing requisite and  necessary to be done in and about the  premises,  and fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming  all that said  attorneys-in-fact  and agents,  and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 20th day of June, 2011.

/s/ Jack E. Brinson Jack E. Brinson

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned  constitutes and appoints Tina H. Bloom, John H. Lively, Wade R. Bridge and Frank L. Newbauer and each of them, his true and lawful attorneys-in-fact  and  agents,  with  full  power of  substitution  and resubstitution,  for him and in his name,  place and  stead,  in any and all his capacities  as a trustee of Gardner  Lewis Investment  Trust,  a  Massachusetts business trust, to sign on his or its behalf any and all Registration Statements (including  but not limited to,  Registration  Statements  on Form N-1A and Form N-14, and any  pre-effective  amendments to Registration  Statements)  under the Securities Act of 1933,  the  Investment  Company Act of 1940 and any amendments and supplements thereto and applications thereunder,  and to file the same, with all exhibits  thereto,  and other  documents in connection  therewith,  with the Securities  and  Exchange   Commission  and  any  other  applicable   regulatory authority,  granting unto said  attorneys-in-fact  and agents, and each of them, full  power  and  authority  to do and  perform  each and  every  act and  thing requisite and  necessary to be done in and about the  premises,  and fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming  all that said  attorneys-in-fact  and agents,  and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 16th day of June, 2011.

/s/ Theo H. Pitt, Jr. Theo H. Pitt, Jr.